Clarivate Reports First Quarter 2021 Results
— Updates 2021 Outlook —

London, UK -- April 29, 2021 - Clarivate Plc (NYSE: CLVT) (the “Company” or “Clarivate”), a global leader in providing trusted information and insights to accelerate the pace of innovation, today reported results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Highlights
•Revenues of $428.4 million and Adjusted Revenues(1) of $431.5 million, both increased 78%.
•Organic revenues(1), which exclude the impact of acquisitions and divestitures, increased 8% on a reported basis and 7% on an adjusted basis, at constant currency; organic subscription and transactional revenues(1) increased 6% and 10%, respectively, at constant currency.
•GAAP Loss from operations of $(34.2) million, an increase of $5.9 million.
•Adjusted EBITDA(1) of $164.8 million increased 111% and Adjusted EBITDA Margin(1) of 38% increased 600 basis points.
•Cash Flow from Operations of $174.0 million increased $127.9 million; Adjusted Free Cash Flow(1) of $163.2 million increased $85.3 million.
•Total cash and cash equivalents of $399.0 million increased $141.3 million.

“Our strong first quarter results reflect the benefits of continued operational improvements and recent acquisitions,” said Jerre Stead, Executive Chairman and CEO. “While the COVID pandemic impacted our business for most of 2020, we are very pleased to see a recovery in organic subscription and transactional revenue growth. With the solid start to the year, we have updated our 2021 financial outlook and continue to see a pathway to achieving 6% to 8% organic revenue growth exiting 2021.”

Selected Financial Information
(Amounts in tables may not sum due to rounding)
On April 29, 2021, the Company filed a Current Report on Form 8-K noting that following consideration of an April 12, 2021 announcement by the Securities and Exchange Commission that is broadly applicable to warrants issued by special purpose acquisition companies (“SPACs”), the Company concluded that certain of its warrants, originally issued by the SPAC that the Company merged with in 2019, should be classified as liabilities in the Company’s financial statements prepared according to generally accepted accounting principles (“GAAP”). As noted, we are in the process of restating previously issued financial statements, and we are finalizing our financial statements for the quarter ended March 31, 2021, to reflect this change. We anticipate that this change will require certain non-cash adjustments to our financial statements that, among other things, will increase the liabilities carried on our balance sheet by the fair value of these warrants and will require us to assess the fair value of these liabilities each period, with any resulting increase or decrease in fair value recognized in our earnings. We anticipate that this change will not affect GAAP revenues, loss from operations, long-term debt or cash flows from operating activities, or the non-GAAP measures Adjusted EBITDA, Free Cash Flow or Adjusted Free Cash Flow. As a result, in this earnings release we are providing these unaffected measures to illustrate our operational performance for the quarter ended March 31, 2021. We anticipate that this change will affect GAAP benefit (provision) for income taxes, net loss, earnings per share, current liabilities, total liabilities and shareholders’ equity. We do not expect the change to have any significant impact on
(1)Non-GAAP measure. Please see “Reconciliation to Certain Non-GAAP measures” in this earnings release for important disclosures and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this earnings press release.

operational performance or debt covenant compliance in future periods. The affected measures will be addressed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. Because we have not yet finalized GAAP net loss for the quarters ended March 31, 2021 or 2020, in this earnings release we provide a reconciliation of non-GAAP Adjusted EBITDA to GAAP loss from operations. Please see “Reconciliations of Certain Non-GAAP Measures.”
The results for the three months ended March 31, 2021 include contributions from CPA Global, which was completed in October 2020, for which there were no comparable amounts in the three months ended March 31, 2020. Additionally, the first quarter ended March 31, 2020 includes only one month of Decision Resources Group (“DRG”) compared to the full quarter ended March 31, 2021, as the acquisition was completed at the end of February 2020. The results for the three months ended March 31, 2021 exclude the results of Techstreet, which was divested in November 2020.

	Three Months
	Ended March 31,		Change
(in millions, except percentages and per share data)	2021	2020	$	%
Revenues, net	428.4	240.6	187.8	78%
Adjusted revenues, net(1)	431.5	242.5	189.0	78%
Annualized Contract Value (ACV)	909.4	820.3	89.1	11%

Loss from operations	(34.2)	(28.3)	5.9	21%
Adjusted EBITDA(1)	164.8	78.2	86.6	111%
Net cash provided by operating activities	174.0	46.1	127.9	N/M
Free cash flow(1)	141.0	26.7	114.3	N/M
Adjusted free cash flow(1)	163.2	77.9	85.3	N/M

(1)Non-GAAP measure. Please see “Reconciliation to Certain Non-GAAP measures” in this earnings release for important disclosures and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this earnings press release.

First Quarter 2021 Operating Results
Revenues, net, for the first quarter of 2021 increased $187.8 million, or 78%, to $428.4 million, compared to the prior-year period. Adjusted revenues, net, which excludes the impact of deferred revenues resulting from purchase accounting adjustments related to acquisitions, increased $189.0 million or 78%, to $431.5 million, compared to the first quarter of 2020. Excluding the impact of acquisitions and divestitures, adjusted organic revenues increased 7% on a constant currency basis, due to higher subscription and transactional revenues.
Subscription revenues for the first quarter of 2021 increased $41.9 million, or 22%, to $235.1 million, compared to the prior-year period, primarily driven by the acquisitions of CPA Global and DRG, partially offset by the Techstreet divestiture. Excluding the impact of acquisitions and divestitures, organic subscription revenues increased $18.5 million, up 6% on a constant currency basis, due to the benefit of net installations in prior-year, timing benefits due to more disciplined operating procedures and price increases.
Re-occurring revenues for the first quarter of 2021 were $112.2 million, an increase of 100%, all driven by acquired revenue primarily from the CPA Global patent renewals business.
Transactional revenues for the first quarter of 2021 increased $34.9 million, or 71%, to $84.2 million, compared to the prior-year period, primarily driven by acquisitions. Excluding the impact of acquisitions and divestitures, organic transactional revenues increased $6.3 million, up 10% on a constant currency basis, compared to the first quarter of 2020. The growth in organic revenues is due to strength in our professional services business lines and an increase in trademark and patent search volumes.
Loss from operations for the first quarter 2021 was $34.2 million, an increase of $5.9 million compared to the prior-year period. Adjusted EBITDA for the first quarter 2021 was $164.8 million, an increase of $86.6 million or 111%, compared to the prior-year period, driven by the earnings contribution from acquisitions and organic growth.

Cash Flow
At March 31, 2021 cash and cash equivalents of $399.0 million increased $141.3 million, compared to December 31, 2020, driven by strong operating results.
The Company's total debt outstanding at March 31, 2021 was $3,540.3 million, a decrease of $7.2 million compared to December 31, 2020.
Net cash provided by operating activities was $174.0 million for the three months ended March 31, 2021 compared to net cash provided by operating activities of $46.1 million for the prior-year period, driven by strong operating results and tighter working capital management. Adjusted free cash flow for the three months ended March 31, 2021 was $163.2 million, an increase of $85.3 million, compared to the prior-year period, as a result of growth in revenues and operational efficiencies.

Updated Outlook for 2021 (forward-looking statement)
The full year 2021 updated outlook presented below assumes no further currency movements, acquisitions, divestitures, or unanticipated events. We will provide our Adjusted earnings per share guidance after finalizing the financial statement impacts discussed above and expect to file our Form 10-Q by May 10, 2021.

The below outlook includes Non-GAAP measures. Please see “Reconciliation to Certain Non-GAAP measures” presented below for important disclosure and reconciliations of these financial measures to the most directly comparable GAAP measure. These terms are defined elsewhere in this earnings press release.

	Updated Outlook	Previous Outlook
Adjusted revenues	$1.79B to $1.84B	$1.78B to $1.84B
Adjusted EBITDA	$790M to $825M	$785M to $825M
Adjusted EBITDA margin	Unchanged	44% to 45%
Adjusted free cash flow	Unchanged	$450M to $500M

Conference Call and Webcast
Clarivate will host a conference call and webcast today to review the results for the first quarter at 8:00 a.m. Eastern Time. The conference call will be simultaneously webcast on the Investor Relations section of the company’s website.
Interested parties may access the live audio broadcast by dialing 1-888-317-6003 in the United States, 1-412-317-6061 for international, and 1-866-284-3684 in Canada. The conference ID number is 1743322. An audio replay will be available approximately two hours after the completion of the call at 1-877-344-7529 in the United States, 1-412-317-0088 for international, and 1-855-669-9658 in Canada. The Replay Conference ID number is 10153161. The recording will be available for replay through May 13, 2021. The webcast can be accessed at https://services.choruscall.com/links/clvt210429.html and will be available for replay.

Use of Non-GAAP Financial Measures
Non-GAAP results are not presentations made in accordance with U.S. generally accepted accounting principles ("GAAP") and are presented only as a supplement to our financial statements based on GAAP. Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP. They are not measures of financial condition or liquidity, and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. As a result, you should not consider such measures in isolation from, or as a substitute for, financial measures or results of operations calculated or determined in accordance with GAAP.
We use non-GAAP measures in our operational and financial decision-making. We believe that such measures allow us to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations and we also believe that investors may find these non-GAAP financial measures useful for the same reasons. Non-GAAP measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies comparable to us, many of which present non-GAAP measures when reporting their results. These measures can be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures. However, non-GAAP measures have limitations as analytical tools and because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.
Definitions and reconciliations of non-GAAP measures, such as Adjusted Revenues, EBITDA, Adjusted EBITDA, Free Cash Flow, and Adjusted Free Cash Flow to the most directly comparable GAAP measures are provided within the schedules attached to this release. Our presentation of non-GAAP measures should not be construed as an inference that our future results will be unaffected by any of the adjusted items, or that any projections and estimates will be realized in their entirety or at all.

Forward-Looking Statements
This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com.

About Clarivate
Clarivate™ is a global leader in providing solutions to accelerate the lifecycle of innovation. Our bold mission is to help customers solve some of the world’s most complex problems by providing actionable information and insights that reduce the time from new ideas to life-changing inventions in the areas of science and intellectual property. We help customers discover, protect and commercialize their inventions using our trusted subscription and technology-based solutions coupled with deep domain expertise. For more information, please visit clarivate.com.

Reconciliation to Certain Non-GAAP Measures
(Amounts in tables may not sum due to rounding)
Adjusted Revenues
Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions).
The following table presents our calculation of Adjusted Revenues for the three and twelve months ended December 31, 2020 and 2019 and a reconciliation of this measure to our Revenues, net for the same periods:

	Three Months Ended March 31,		Variance
(in millions, except percentages)	2021	2020	$	%
Revenues, net	$428.4	$240.6	$187.8	78%
Deferred revenues adjustment(1)	3.0	1.9	1.1	61%
Adjusted revenues, net	$431.5	$242.5	$189.0	78%
(1) Reflects the deferred revenues adjustment made as a result of purchase accounting.

Adjusted EBITDA
Adjusted EBITDA is calculated using Loss from operations before provision for income taxes, depreciation and amortization and interest income and expense adjusted to exclude acquisition or disposal-related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income), share-based compensation, unrealized foreign currency gains/(losses), transition services agreement costs entered into with Thomson Reuters in 2016 (“Transition Services Agreement”), separation and integration costs, transformational and restructuring expenses, acquisition-related adjustments to deferred revenues, non-cash income/(loss) on equity and cost method investments, non-operating income or expense, the impact of certain non-cash and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance, and certain unusual items impacting results in a particular period.
The following table presents our calculation of Adjusted EBITDA for the three months ended March 31, 2021 and 2020 and reconciles these measures to our Loss from operations for the same periods:

	Three Months Ended March 31,
(in millions)	2021	2020
Loss from operations	$(34.2)	$(28.3)
Depreciation and amortization	131.7	51.4
Transition services agreement costs(1)	—	1.6
Transition, transformation and integration expense(2)	—	2.2
Deferred revenues adjustment(3)	3.0	1.9
Transaction related costs(4)	(26.6)	26.7
Share-based compensation expense	10.7	17.5
Restructuring and impairment(5)	64.7	7.8
Other(6)	15.6	(2.5)
Adjusted EBITDA	$164.8	$78.2
Adjusted EBITDA Margin	38%	32%

(1)In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor assets.
(2)Includes costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as expenses related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016, mainly related to the integration of separate business units into one functional organization and enhancements in our technology.
(3)Reflects the deferred revenues adjustment as a result of purchase accounting.
(4)Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. During the three months ended March 31, 2021, the Company recognized mark to market adjustment gains of $27.7 million, primarily related to DRG contingent shares that were settled in March 2021.
(5)Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related costs following the acquisition of DRG and CPA Global in 2020.
(6)Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

Free Cash Flow and Adjusted Free Cash Flow
Free cash flow is calculated using net cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow, less cash paid for transition services agreement, transition, transformation and integration expenses, transaction related costs and debt issuance costs offset by cash received for hedge accounting transactions. The following table reconciles our non-GAAP free cash flow and Adjusted free cash flow measure to net cash provided by operating activities:

	Three Months Ended March 31,
(in millions)	2021	2020
Net cash provided by operating activities	$174.0	$46.1
Capital expenditures	(33.0)	(19.4)
Free Cash Flow	$141.0	$26.7
Cash paid for restructuring, transition, transformation and integration expense(1)	$17.0	$20.6
Cash paid for transaction related costs(2)	5.2	24.1
Cash paid for debt issuance costs	—	7.7
Cash received for hedge accounting transactions	—	(1.2)
Adjusted free cash flow	$163.2	$77.9

(1)Includes cash payments in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These cash payments include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as cash payments related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. This also includes cash payments following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related payments following the acquisition of DRG and CPA Global in 2020.

(2)Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.

Organic Revenue
Growth in organic revenue, a non-GAAP measure, illustrates growth in businesses owned by the Company as of January 1, 2020, the beginning of the earliest period presented. We believe investors may find it useful to distinguish between revenue growth attributable to acquisitions and growth attributable to the ongoing business.
The following table presents the amounts of subscription. re-occurring and transactional revenues, as well as the drivers of variances between periods, including as a percentage of such revenues.

			Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)
	Three Months Ended March 31,		Total Variance (Dollars)	Total Variance (Percentage)	Acquisitive	Disposal	FX Impact	Organic
(in millions, except percentages)	2021	2020
Subscription revenues	$235.1	$193.2	$41.9	22%	17%	(4)%	3%	6%
Re-occurring revenues	112.2	—	112.2	100%	100%	—%	—%	—%
Transactional revenues	84.2	49.2	34.9	71%	70%	(12)%	3%	10%
Deferred revenues adjustment(1)	(3.0)	(1.9)	(1.1)	(61)%	NM	—%	—%	99%
Revenues, net	$428.4	$240.6	$187.8	78%	73%	(6)%	3%	8%
Deferred revenues adjustment(1)	3.0	1.9	1.1	61%	NM	—%	—%	(99)%
Adjusted revenues, net	$431.5	$242.5	$189.0	78%	74%	(6)%	3%	7%

(1)Reflects the deferred revenues adjustment made as a result of purchase accounting.

The following table presents our revenues by product segment for the periods indicated, as well as the drivers of variances between periods, including as a percentage of such revenues.

			Variance Increase/(Decrease)		Percentage of Factors Increase/(Decrease)
Revenues by Product Segment	Three Months Ended March 31,		Total Variance (Dollars)	Total Variance (Percentage)	Acquisitive	Disposal	FX Impact	Organic
(in millions, except percentages)	2021	2020
Science product segment	$191.3	$147.3	$44.0	30%	16%	0%	4%	10%
IP product segment	240.1	95.2	144.9	152%	163%	(15)%	2%	2%
Deferred revenues adjustment (1)	(3.0)	(1.9)	(1.1)	61%	NM	0%	0%	99%
Revenues, net	$428.4	$240.6	$187.8	78%	73%	(6)%	3%	8%
Deferred revenues adjustment (1)	3.0	1.9	1.1	61%	NM	0%	0%	(99)%
Adjusted revenues, net	$431.5	$242.5	$189.0	78%	74%	(6)%	3%	7%
(1) Reflects the deferred revenues adjustment made as a result of purchase accounting.

2021 Outlook
The following table presents our calculation of Adjusted Revenues for the Outlook for 2021 and reconciles this measure to our Revenues, net for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Revenues, net	$1,786.4	$1,836.4
Deferred revenues adjustment(1)	3.6	3.6
Adjusted revenues, net	$1,790.0	$1,840.0
(1) Reflects the deferred revenues adjustment made as a result of purchase accounting.

The following table presents our calculation of Adjusted EBITDA for the Outlook for 2021 and reconciles this measure to our Loss from operations for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Income from operations	$178.2	$213.2
Depreciation and amortization	545.8	545.8
Transition, transition services agreement, and integration expense(1)	40.3	40.3
Share-based compensation expense	26.0	26.0
Other	(0.3)	(0.3)
Adjusted EBITDA	$790.0	$825.0
Adjusted EBITDA Margin	44%	45%
(1) Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements.

The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Outlook for 2021 and reconciles this measure to our Net cash provided by operating activities for the same period:

	Year Ending December 31, 2021 (Forecasted)
(in millions)	Low	High
Net cash provided by operating activities	$559.7	$609.7
Capital expenditures	(151.7)	(151.7)
Free Cash Flow	408.0	458.0
Transition, transition services agreement, and integration expense(1)	42.0	42.0
Adjusted free cash flow	$450.0	$500.0
(1) Includes cash payments related to restructuring and other cost optimization activities.

Media Contact:
Tabita Seagrave, Head of Global Corporate Communications
tabita.seagrave@clarivate.com
Investor Relations Contact:
Mark Donohue, Head of Global Investor Relations
mark.donohue@clarivate.com
215-243-2202